Exhibit 4.42

[Form of Security]

COUNTRYWIDE HOME LOANS, INC.

8.05 % Junior Subordinated Debentures due

June 15, 2027, Series B

$

Certificate No.

This Security may not be acquired by any Person who is, or who in acquiring this Security is using the assets of, an ERISA Plan unless this Security is acquired pursuant to and in accordance with an applicable exemption, including but not limited to:  (i) Prohibited Transaction Class Exemption 90-1 (“PTE 90-1”),  regarding investments by insurance company pooled separate accounts, (ii) Prohibited Transaction Class Exemption 91-38 (“PTE 91-38”), regarding investments by bank collective investment funds, (iii) Prohibited Transaction Class Exemption 84-14 (“PTE 84-14”), regarding transactions effected by qualified professional asset managers, (iv) Prohibited Transaction Class Exemption 96-23 (“PTE 96-23”) regarding transactions effected by in-house asset managers, or (v) Prohibited Transaction Class Exemption 95-60 (“PTE 95-60”), regarding investments by insurance company general accounts.  The acquisition of this Security by any person who is, or who in acquiring this Security is using the assets of, an ERISA Plan shall be deemed to constitute a representation by such Person to the Trust that (i) such Person is eligible for exemptive relief available pursuant to an applicable exemption, including but not limited to, PTE 90-1, PTE 91-38, PTE 84-14, PTE 96-23 or PTE 95-60 with respect to the acquisition and holding of this Security, and (ii) none of Countrywide Home Loans, Inc., Countrywide Credit Industries, Inc., Countrywide Financial Services, Inc. or Countrywide Securities Corporation is a “fiduciary”, within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such Person’s interest in this Security.

COUNTYWIDE HOME LOANS, INC., a corporation duly organized and existing under the laws of the State of New York (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay              , or registered assigns, the principal sum of                   ($                  ) on June 15, 2027 (the “Stated Maturity”; unless a Maturity Advancement (as hereinafter defined) occurs as a result of a Tax Event, in which case the Stated Maturity shall be such advanced maturity date), and to pay interest on said principal from                 , 199 or from the most recent interest payment date to which interest on this Security (or the 8.05% Junior Subordinated Debentures due June 15, 1987, Series A, in exchange for which this Security was issued) has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing December 15, 1997, at a rate of 8.05% per annum until the principal hereof shall have been paid or made available for payment, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually.  In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest (“Additional Interest”) shall become payable in respect of this Security with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 liquidation amount of this Security for each week or portion thereof that the Registration Default continues, as provided in the Registration Rights Agreement.  Additional Interest will increase by an additional $.05 per week per $1,000 liquidation amount of this Security with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of $.25 per week per $1,000 liquidation amount of this Security. The amount of interest payable for any semi-annual interest period will be computed for any full 180-day semi-annual interest payment period, on the basis of a 360-day year of twelve 30-day months.  The amount of interest payable for any period shorter than a full 180-day semi-annual interest payment period for which interest payments are computed, will be computed on the basis of actual number of days elapsed in such 180-day period (assuming each full month elapsed in such period consists of 30 days).  In the event that any date on which interest is payable on this Security is not a Business Day (as hereinafter defined), then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable; provided that no interest shall accrue for the period from and after the date such payment was originally payable.  A “Business Day” shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Los Angeles, California are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, or the principal corporate trust office of the Property Trustee under the Declaration, is closed for business.  The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name the Securities (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be determined as provided in the Indenture.  Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Securities or one or more Predecessor Securities is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Security, from time to time, to defer payment of interest on such Security for a period not to exceed 10 semi-annual periods, (an “Extension period”), provided, that no Extension Period may extend past the Stated Maturity of this Security.  There may be multiple Extension Periods of varying lengths during the term of this Security.  At the end of any Extension Period, if any, the Company shall pay all interest then accrued and unpaid, together with interest thereon, compounded semi-annually at the rate specified on this Security to the extent permitted by applicable law.  During any such Extension Period, the Company and the Guarantor shall not, declare or pay any dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company or the Guarantor, respectively, of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company’s or the Guarantor’s capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company’s or the Guarantor’s capital stock or rights to acquire such capital stock for another class or series of the Company’s or the Guarantor’s capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the

Company’s or the Guarantor’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) dividends and distributions made on the Company’s or the Guarantor’s capital stock or rights to acquire such capital stock with the Company’s or the Guarantor’s capital stock or rights to acquire such capital stock) or make any guarantee payments with respect to any of the foregoing and (b) the Company and the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including any guarantees, other than the Guarantees) issued by the Company or the Guarantor that rank pari passu with or junior to this Security and the Debt Guarantee.  Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of this Security.  Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements.  No interest shall be due and payable during an Extension Period, except at the end thereof.  The Company shall give the Guarantor, the Property Trustee, the Regular Trustees and the Trustee written notice of its election of such Extension Period not less than one Business Day prior to the record date for the applicable Interest Payment Date.

Payment of the principal of and interest on this Security will be made at the office or agency of the Paying Agent maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register.

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto.  Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such  purposes.  Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

Reference is hereby made to the further provisions of the Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Countrywide Home Loans, Inc. has caused this instrument to be duly executed.

COUNTRYWIDE HOME LOANS, INC.

By :
Name:
Title:
Attest:

Name:
Title: Secretary

[Form of Reverse of Security]

This Security is one of a duly authorized issue of Securities of Countrywide Home Loans, Inc. (the “Company”), designated as its 8.05% Junior Subordinated Debentures due June 15, 2027, Series B (herein called the “Securities”), limited in aggregate principal amount to $206,200,000 issued under an Indenture, dated as of June 4, 1997 (herein called the “Indenture”), among the Company, Countrywide Credit Industries, Inc. (the “Guarantor” and the Bank of New York, a New York banking corporation, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security is not redeemable at the option of the Company; provided that this Security shall be redeemable at the option of the Company at any time in whole (but not in part), within 90 days of the occurrence of a Special Event (as defined in the Indenture), as a Redemption Price equal to 100% of the aggregate principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to the Redemption Date.  In addition, if a Tax Event shall occur and be continuing and in the opinion of counsel, rendered by a law firm having a recognized national tax practice, there would in all cases, after effecting the dissolution of the Trust and the distribution of the Securities to the Holders of the Capital Securities and Common Securities in exchange therefore upon liquidation of the Trust, be more than an insubstantial risk that the Tax Event would continue to exist, then the Company shall have the right to shorten the Stated Maturity of the Securities to a date not earlier than December 15, 2011 (a “Maturity Advancement”), such that, in the opinion of counsel to the Trust rendered by a law firm having a recognized national tax practice, after advancing the Stated Maturity of the Debt Securities, interest paid on the Securities will be deductible by the Company for United States federal income tax purposes.

For so long as the Trust is the Holder of all the Securities Outstanding, the proceeds of any redemption described herein shall be used by the Trust to redeem Common Securities and Capital Securities in accordance with their terms.

If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for satisfaction and discharge or legal defeasance of the entire indebtedness of this Security and for the defeasance of certain covenants under the Indenture at any time upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of Holders of not less than a majority in principal amount of the Outstanding Securities, to modify the Indenture in a manner affecting the rights of the Holders of the Securities; provided that no such modification may, without the consent of the Holder of each Outstanding Security affected thereby, (i) except to the extent permitted and subject to the conditions set forth in the Indenture with respect to extension of the installments of interest on the Securities or shortening of the Stated Maturity of the Securities, change the Stated Maturity of, the principal of, or any installment of interest on, this Security or reduce the principal amount thereof, or the rate of payment of interest thereon, or change the place of payment where, or the coin or currency in which, this Security or interest thereon is payable, or impair the right to institute suit for the enforcement of such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of the Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, (ii) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for such supplemental Indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or (iii) modify any of the provisions of Section 7.13, Section 11.2 or Section 12.9 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided that, so long as any of the Capital Securities remain outstanding, no such amendment shall be made that adversely affects the holders of the Capital Securities, and no termination of the Indenture shall occur, and no waiver of an Event of Default or compliance with any covenant under the Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preferences of the outstanding Capital Securities unless and until the principal of and any premium on the Securities and all accrued and unpaid interest thereon have been paid in full.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities or authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the

Company may require payment of a sum sufficient cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of different authorized denominations, as requested by the Holder surrendering the same.

THE SECURITIES AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,

as Trustee

By :
Authorized Signatory

Dated:

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities)(or any predecessor thereto) (the “Resale Restriction Termination Date”), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[CHECK ONE]

(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)	☐	outside the United States to a “foreign person” in compliance with the Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(5)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(6)	☐	pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustees will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (3), (4) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.8 of the Indenture shall have been satisfied.

Dated :	Signed	:
(Sign exactly as name appears on the other side of this Capital Security)
Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to the Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated	:
NOTICE: To be executed by an executive officer

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security outside the United States as a “foreign person” in compliance with Rule 904 of Regulation S under the Securities Act and is aware that the sale to it is being made in reliance on Regulation S.

Dated	:
NOTICE: To be executed by an executive officer

FOR VALUE RECEIVED, the Guarantor hereby unconditionally guarantees to the holder of this Security upon which this Guarantee is endorsed the due and punctual payment of the principal, premium, if any, and interest on said Security, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, according to the terms thereof and of the Indenture referred to therein.

The Guarantor agrees to determine, at least one Business Day prior to the date upon which a payment of principal of and premium, if any, or interest on said Security is due and payable, whether the Company has available the fund to make such payment as the same shall become due and payable.  In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when as the same shall become due and payable, whether at maturity, upon redemption, or otherwise, and as if such payment were made by the Company.

The Guarantor hereby agrees that its obligation hereunder shall be unconditional, irrevocable, and absolute, irrespective of the validity, regularity, or enforceability of said Security or said Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of said Security with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Security and in this Guarantee.

The Guarantor shall be subrogated to all rights of the holder of said Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the holders of all the Securities then outstanding, be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and premium, if any, and interest on all Securities shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by the Company on the Securities to the holders of the Securities it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is paid by such holder of such trustee in bankruptcy, then and to the extent of such repayment, the obligation of the Guarantor hereunder shall remain in full force and effect.

This Guarantee shall not be valid or become obligatory for any purpose with respect to a Security until the certification of authentication on such Security shall have been signed by the Trustee (or the Authentication Agent).

This Guarantee shall be governed by the laws of the State of New York without regard to conflict of laws principles thereof.

IN WITNESS WHEREOF, Countrywide Credit Industries, Inc. has caused this Guarantee to be signed in its corporate name by the facsimile signature of two of its officers thereunto duly authorized.

COUNTRYWIDE CREDIT INDUSTRIES, INC.

By :
Name:
Title:

By :
Name:
Title: